Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made on this              day of     , 20             between Amedisys, Inc. a Delaware corporation (the “Company”), and [Name] (“Indemnitee”):

W I T N E S S E T H:

WHEREAS, Indemnitee is a member of the Board of Directors (the “Board”) of the Company and in such capacity performs a valuable service for the Company; and

WHEREAS, the Company’s certificate of incorporation and bylaws authorize the Company to indemnify its officers and directors to the full extent authorized by the Delaware General Corporation Law (the “Statute”); and

WHEREAS, the Statute specifically provides that the indemnification provided thereunder is not exclusive of any other rights in respect to indemnification to which those seeking indemnification may be entitled; and

WHEREAS, the Statute contemplates that agreements may be entered into between the Company and each of the members of its Board with respect to indemnification; and

WHEREAS, in order to enhance Indemnitee’s continued and effective service to the Company, and in order to induce Indemnitee to provide continued services to the Company as a director, the Company wishes to enter into this Agreement relating to the indemnification of, and the advancement of expenses to, Indemnitee as well as to the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies (the “D&O Insurance”).

NOW, THEREFORE, in consideration of Indemnitee’s continued service as a member of the Board, the parties hereby, agree as follows:

1. DEFINITIONS. In addition to other terms defined and used in this Agreement, the following capitalized terms when used in this Agreement shall have the following meanings:

(a)

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)	“Associate” shall have the meaning ascribed to such term in Exchange Act Rule 12b-2.

(c)	“Beneficial Owner” shall have the meaning ascribed to such term, and be determined in the manner set forth, in Exchange Act Rule 13d-3.

(d)	“Board” has the meaning ascribed to such term in the first recital.

(e)	“Change in Control” means the earliest of the following to occur:

(1)

the public announcement by the Company or by any Person (which shall not include the Company, any Subsidiary or any employee benefit plan of the Company or of any Subsidiary) (the “Announcing Person”) that the Announcing Person, together with the Acquiring Person’s Affiliates and Associates, is the Beneficial Owner of fifteen percent (15%) or more of the then outstanding Voting Securities;

(2)

the commencement of, or after the first public announcement of any Announcing Person of an intention to commence, a tender or exchange offer, the consummation of which would result in any Announcing Person becoming the Beneficial Owner of thirty percent (30%) or more of the then outstanding Voting Securities;

(3)	the announcement of any transaction relating to the Company that would be required to be described pursuant to the requirements of Item 5.01 of a Current Report on Form 8-K under the Exchange Act;

(4)

a proposed change in the membership of the Board such that, during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the shareholders of the Company of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were members of the Board at the beginning of the twenty-four (24) month period;

(5)

the Company enters into an agreement of merger, consolidation, share exchange or similar transaction with any other Person other than a transaction which could result in the Voting Securities outstanding immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving Person) at least two-thirds of the combined voting power of the Company’s or such surviving Person’s outstanding voting stock immediately after such transaction;

(6)

the Board approves a plan of liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets to a Person that is not an Affiliate of the Company; or

(7)	any other event which shall be deemed by a majority of the Board to constitute a “Change in Control.”

(f)

“Corporate Status” describes the status of an individual who is or was a Director (including corresponding service as an Officer) of the Company or a director, officer, partner, trustee, employee or agent of any other Person at the request of the Company. A Director is considered to be serving as a trustee of an employee benefit plan at the Company’s request if such director’s duties to the Company also impose duties on, or otherwise involve services by, such director to the participants in or beneficiaries of the plan. For the purposes of this Agreement, if an Indemnitee serves as a director of a subsidiary, whether or not wholly-owned, of the Company, he does so at the request of the Company.

(g)

“Company” has the meaning ascribed to such term in the preamble and also includes, without limitation, any Entity that is the successor entity to the Company by merger, combination, consolidation, or other transaction in which the separate existence of the Company ceases.

(h)

“D&O Insurance” means the directors’ and officers’ liability insurance issued by the insurers, and having the policy numbers, amounts and deductibles set forth in Section 5.1 and any replacement or substitute policy or policies issued by one or more reputable insurers, providing, in the aggregate, at all times and in all respects, coverage at least comparable and in the same amount as that provided under the policies identified in Section 5.1.

(i)	“Director” means an individual who is or was a member of the Board and includes, unless the context requires otherwise, the estate or personal representative of a Director.

(j)	“Disinterested Director” means a Director, who at the time of any vote referred to in Section 8.2, Section 8.3 or Section 9, is not:

(1)	A party to the Proceeding giving rise to the subject matter of the decision being made; or

(2)

An individual having a familial, financial, professional or employment relationship with Indemnitee whose indemnification or advance for Expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on such Director’s judgment when voting on the decision being made.

(k)

“Entity” means a corporation (including any Subsidiary), partnership, limited liability company, joint venture, joint-stock corporation, trust, employee benefit plan, association, foundation, organization, or other enterprise or legal entity, unincorporated organization or government (or any subdivision, department, commission or agency thereof).

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)	“Expenses” includes attorneys’ fees and retainers, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with a Proceeding that are actually and reasonably incurred by Indemnitee:

(1)	by reason of his being a Party or in connection with the defense or settlement of a Proceeding;

(2)	in connection with a Proceeding for which Indemnitee is requested or subpoenaed to appear as a witness;

(3)

enforcing his rights under this Agreement or any other agreement or under applicable law, the certificate of incorporation or the bylaws of the Company or any applicable Subsidiary now or hereafter in effect relating to indemnification for Proceedings and including, without limitation, claims for payment of Interim Expenses or for establishing a right to indemnification pursuant to Section 8.6; or

(4)	in connection with his pursuing a recovery under the D&O Insurance.

(n)	“Interim Expenses” means Expenses incurred by Indemnitee in connection with any Proceeding in advance of the final disposition of the Proceeding.

(o)	“Loss” and “Losses” means any amount which Indemnitee incurs or becomes obligated to pay as a result of any Proceeding, including, without limitation:

(1)	all judgments, penalties and fines, and amounts paid or to be paid in settlement;

(2)	all interest, assessments and other charges paid or payable in connection therewith; and

(3)

any federal, state, local or foreign taxes imposed (net of the value to Indemnitee of any tax benefits resulting from tax deductions or otherwise as a result of the actual or deemed receipt of any payments under this Agreement).

(p)

“Officer” means an individual who is or was an officer of the Company and/or any Subsidiary. “Officer” includes, unless the context requires otherwise, the estate or personal representative of an officer.

(q)

“Party” includes an individual who was, is, or is threatened to be made, a named defendant or respondent in a Proceeding by reason of such individual’s Corporate Status or, in the case of a Spouse, that person’s status as a spouse of an Indemnitee.

(r)	“Person” means any individual or Entity.

(s)	“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative,

whether formal or informal, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, whether formal or informal including, without limitation, any Proceeding that in any way arises out of or is related to Indemnitee’s Corporate Status or, in the case of a Spouse, seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from Indemnitee to a Spouse.

(t)	“Special Legal Counsel” means a law firm or an attorney that:

(1)

neither is nor in the past five years has been retained to represent in any material matter the Company, any Subsidiary, Indemnitee, any other party to the Proceeding, or any of their respective Affiliates or Associates;

(2)

under applicable standards of professional conduct then prevailing would not have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights to indemnification under this Agreement; and

(3)	is reasonably acceptable to the Company and Indemnitee.

(u)

“Spouse” means any person to whom Indemnitee is legally married at any time Indemnitee is covered under the indemnification provided in this Agreement and includes a person to whom an Indemnitee did not remain married during the entire period of such coverage.

(v)

“Subsidiary” of a Person means any Entity at least fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. Unless otherwise expressly provided, all references in this Agreement to a “Subsidiary” shall mean a Subsidiary of the Company.

(w)	“Trust” and “Trustee” shall have the respective meanings set forth in Section 9.

(x)	“Voting Securities” means any securities of the Company that vote generally in the election of Directors.

2. INDEMNIFICATION. Subject to the exclusions specified in Section 3 and to the procedure set forth in Sections 8.1 through 8.6 (and in addition to the obligation under Sections 7.1 and 7.2 to pay Interim Expenses), the Company shall indemnify and hold harmless Indemnitee against:

(a)	any Expenses; and

(b)	any Losses.

Notwithstanding any other provision of this Agreement or otherwise, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in the defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses and Losses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is entitled under any provision of this Agreement to indemnification for some or a portion of any Expense or Loss, but not, however, for the total amount thereof, the Company nevertheless shall indemnify Indemnitee for the portion thereof to which he is entitled. For purposes of this Section 2 and without limitation:

,(a)

the termination of any Proceeding or any claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Proceeding, claim, issue or matter;

(b)

the termination of a proceeding by a judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Indemnitee did not act in good faith, did not meet a particular standard of conduct, did not have any particular belief, or that a court has determined that indemnification is not permitted by applicable law;

(c)

for purposes of any determination of good faith, the Indemnitee shall be presumed to have acted in good faith, if he relied on information, opinions, reports or statements, including financial statements or other financial data prepared or presented by one or more officers or employees of the Company whom the Indemnitee reasonably believed to be reliable and competent in the matters presented or by legal counsel, public accountants or other persons as to matters the Indemnitee reasonably believed were within the person’s professional or expert competence; provided, however, the Indemnitee shall not be presumed to be acting in good faith, if he has actual knowledge concerning the matter in question that makes such reliance unwarranted; and

(d)	the Director shall be presumed to be entitled to indemnification, subject to the Company’s ability to rebut such presumption.

3. EXCLUSIONS. The Company shall not be obligated to indemnify Indemnitee for Expenses or Losses under either Section 2(a) or 2(b):

(a)	to the extent such indemnification would reduce or eliminate any payments to or on behalf of Indemnitee under any D&O Insurance covering Indemnitee;

(b)	to the extent of any Expenses or Losses for which Director is indemnified pursuant to the certificate of incorporation or bylaws of the Company or any D&O Insurance carried by the Company;

(c)

on account of any claim against Indemnitee arising out of the trading of the Company’s securities while possessing material non-public information or for profits arising from the purchase and sale by Indemnitee of securities in accordance with the provisions of § 16(b) of the Exchange Act or any similar provisions of any federal or state statutory law;

(d)	if a final judgment or other final adjudication by a court having jurisdiction in the matter shall determine that such indemnity is not lawful;

(e)	in respect of any Proceeding initiated by Indemnitee against the Company, any Subsidiary or any Director or Officer unless

(1)	the Company has joined in or consented to the initiation of such Proceeding; or

(2)	the Proceeding is for recovery of Expenses described in Section 1(m)(3) or Section 1(m)(4);

(f)	for any amounts paid in settlement of any Proceeding without the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed;

(g)

in connection with any Proceeding if it has been finally adjudicated by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee:

(1)	did not act in good faith and in a manner believed by him to be in or not opposed to the best interests of the Company; and

(2)	in the ease of any criminal Proceeding, failed to have reasonable cause to believe that his conduct was not unlawful; or

(h)

in connection with any Proceeding if it has been finally adjudicated by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee is liable to the Company including, without limitation, a claim that Indemnitee received an improper personal benefit, unless the court of law or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses or Losses which such court shall deem proper.

4. EFFECT OF CERTAIN RESOLUTIONS. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification under this Agreement, it shall be presumed that Indemnitee is entitled to indemnification or payment under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8.1; and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination pursuant to either of Sections 8.2 or 8.3 that is contrary to that presumption. In addition, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not affect adversely either the right of Indemnitee to indemnification under this Agreement or the presumptions to which Indemnitee is otherwise entitled pursuant to the provisions of this Agreement nor create a presumption that Indemnitee did not meet any particular standard of conduct or have a particular belief or that a court has determined that indemnification is not permitted by applicable law. If Indemnitee is serving an employee benefit plan at the request of the Company or a Subsidiary, Indemnitee’s conduct with respect to the plan for a purpose he reasonably believed to be in the best interests of the participants in, and the beneficiaries of, the plan shall be deemed to be not opposed to the best interests of the Company or the Subsidiary.

5. D&O INSURANCE.

5.1 The Company presently has in force and effect policies of D&O Insurance with such insurance companies, and having the policy numbers, amounts and deductibles as follows:

[Insert Description]

Copies of such policies are available for inspection by Indemnitee at the Company’s principal executive offices.

5.2 The Company covenants and agrees that, subject only to the provisions of Section 5.3, the Company shall maintain D&O Insurance providing, in all respects, coverage at least comparable and in the same amount as the D&O Insurance specified in Section 5.1 for so long as Indemnitee shall continue to serve as a Director or Officer, and thereafter so long as Indemnitee shall be subject to any possible Proceeding.

5.3 The Company shall have no obligation under Section 5.2 to maintain D&O Insurance if a majority of the Company’s independent (non-employee) directors determines in good faith, as a matter of reasonable business judgment, that such insurance is not reasonably available, the premium cost for such insurance is substantially disproportionate to the amount of coverage provided, or the coverage provided by such insurance is so limited by exclusions as to provide an insufficient benefit. The Company shall promptly inform Indemnitee in writing of such determination.

5.4 The Company’s indemnification obligation to Indemnitee under this Agreement shall not be affected by any reduction in, or cancellation of, the D&O Insurance (whether voluntary or involuntary on behalf of the Company).

6. NOTIFICATION AND DEFENSE OF CLAIMS.

6.1 Indemnitee shall give notice in writing to the Company as soon as practicable after Indemnitee becomes aware of any Proceeding with respect to which indemnification will or could be sought under this Agreement; provided that the failure of Indemnitee to give such notice shall not relieve the Company of any obligations it may have to Indemnitee otherwise than under this Agreement.

6.2 In the event any Proceeding is by or in the right of the Company or any Subsidiary, Indemnitee may, at the option of Indemnitee, either control the defense thereof or accept the defense provided under the D&O Insurance; provided, however, that Indemnitee may not control the defense if such decision would affect the coverage provided by the D&O Insurance, if any, to Indemnitee, the Company, any Subsidiary or the other Directors and Officers covered thereby. The

Company shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Company or any Subsidiary.

6.3 In the event any Proceeding is other than by or in the right of the Company or any Subsidiary, the Company shall be entitled to participate therein at its own expense. Except as otherwise provided below, at the option of the Company, the Company, alone or jointly with any other notified indemnifying party, shall be entitled to assume the defense of any such Proceeding of which Indemnitee notifies the Company, with counsel mutually acceptable to the Company and to Indemnitee. After notice from the Company to Indemnitee of the Company’s decision to assume the defense in any Proceeding, the Company shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense of the Proceeding other than reasonable costs of investigation, travel expenses or as otherwise provided below. Indemnitee shall have the right to employ counsel in such Proceeding but the Expenses in connection with employment of such counsel shall be paid by Indemnitee unless:

(a)	the employment of such counsel by Indemnitee has been authorized by the Company;

(b)	Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding; or

(c)	the Company shall not within sixty (60) days after Indemnitee has provided the Company notice of a Proceeding in fact have employed counsel to assume the defense of such Proceeding;

in each of which cases the Expenses in connection with such Proceeding shall be paid by the Company. The Company shall not be entitled to assume the defense of any Proceeding as to which Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the course of defense of such Proceeding.

6.4 In no event shall the Company authorize any settlement imposing any liability or other obligations on Indemnitee without the express prior written consent of Indemnitee.

7. INTERIM EXPENSES.

7.1 The Company shall advance Interim Expenses incurred by Indemnitee. By signing below, Indemnitee hereby undertakes to repay any amounts advanced pursuant to this Section 7.1 if it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to indemnification pursuant to this Agreement. To obtain payment of Interim Expenses under this Agreement, Indemnitee shall submit to the Company a written request for payment, together with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to such advancement. Indemnitee must also furnish to the Company a written affirmation of his good faith belief that:

(a)	he has conducted himself in good faith and that he reasonably believed that

(1)	in the case of conduct in his Corporate Status, that his conduct was in the Company’s or such Subsidiary’s best interests;

(2)	in all other cases, his conduct was at least not opposed to the Company’s or such Subsidiary’s best interests; and

(3)	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, or

(b)	the Proceeding involves conduct for which liability has been eliminated under a provision of the applicable certificate of incorporation, as authorized by applicable law.

7.2 Payment of Interim Expenses shall be made without regard to Indemnitee’s ability to repay the advance and without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement. Indemnitee’s obligation to repay the Company for advances shall be unsecured and no interest shall be charged thereon. Requests for payment of Interim Expenses in accordance with Section 7.1 shall be paid by the Company no later than thirty (30) days following any such request.

8. DETERMINATIONS AND PAYMENTS OF INDEMNIFICATION.

8.1 To obtain indemnification under Section 2, Indemnitee shall submit to the Company a written request, together with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.

8.2 Prior to the occurrence of any Change in Control, the Person or Persons who shall determine whether and to what extent Indemnitee is entitled to indemnification (the “Reviewing Party”) shall be

(a)

if there are two (2) or more Disinterested Directors, the Board, which may act by a majority vote of all the Disinterested Directors, or by a majority of the members of a committee composed of two (2) or more Disinterested Directors appointed by such a vote; or

(b)	Special Legal Counsel selected either:

(1)	if there are fewer than two (2) Disinterested Directors, by the Board, in which selection Directors who do not qualify as Disinterested Directors may participate;

(2)	by a majority vote of Disinterested Directors; or

(3)	by the shareholders of the Company (if submitted by the Board) but Voting Securities under the Control of any Indemnitee who is at the time a Party may not be voted.

The Company shall notify Indemnitee in writing no later than two (2) business days following any determination with respect to the extent of entitlement to indemnification under this Agreement.

8.3 After the occurrence of a Change in Control, the Reviewing Party shall be Special Legal Counsel selected in the manner set forth in Section 8.2(b) and approved by Indemnitee (which approval shall not be unreasonably withheld). With respect to all matters arising after a Change in Control concerning the rights of Indemnitee to indemnification under this Agreement (including the determinations required in the context of Section 9) or any other agreement or under applicable law, the certificate of incorporation or the by-laws of the Company or any applicable Subsidiary now or hereafter in effect relating to indemnification for Proceedings, the Company shall seek legal advice only from such Special Legal Counsel. Such Special Legal Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of such Special Legal Counsel and indemnify fully such Special Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of such Special Legal Counsel pursuant hereto.

8.4 If a determination is made, in accordance with Section 8.2 or 8.3, that Indemnitee is entitled to all or a portion of the requested indemnification, payment to Indemnitee shall be made within thirty (30) days after such determination.

8.5 In the event that no determination of entitlement to indemnification shall have been made within thirty (30) days after Indemnitee has made a request in accordance with Section 8.1, the Indemnitee shall be deemed entitled to such indemnification, absent actual fraud in the request for indemnification or a prohibition of indemnification under applicable law; provided, however, such thirty-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making the determination decide in good faith that additional time is required for obtaining or evaluating documentation or other relevant information.

8.6 In the event that either:

(a)	payment of indemnification pursuant to Section 8.4 is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification;

(b)	payment of indemnification pursuant to Section 8.5 is not made within thirty (30) days after Indemnitee is deemed to be entitled to indemnification in accordance with the provisions thereof;

(c)	it is determined pursuant to Section 8.2 or 8.3 that Indemnitee is not entitled to indemnification under this Agreement or is only entitled to a portion of such indemnification; or

(d)	Indemnitee has not received advancement of Interim Expenses within thirty (30) days after making such a request in accordance with Section 7.1;

Indemnitee shall have the right to enforce the indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction in the State of Delaware seeking payment of indemnification or challenging any determination made in accordance with Section 8.2 or 8.3 or any aspect thereof. Any determination made in accordance with Section 8.2 or 8.3 not challenged by Indemnitee on or before the first anniversary of the date of the determination shall be binding on the Company and Indemnitee. The remedy provided for in this Section 8.6 shall be in addition to any other remedies available to Indemnitee in law or equity.

9. ESTABLISHMENT OF TRUST. After the occurrence of a Change in Control, upon the request of Indemnitee, the Company shall create a trust (the “Trust”) for the benefit of Indemnitee and from time to time, when requested by Indemnitee, shall fund the Trust in an amount sufficient to satisfy any and all Interim Expenses and Expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by Special Legal Counsel. In making such determination, the Special Legal Counsel shall consider, among other things, any continuing availability of D&O Insurance as a source to pay such Interim Expenses and Expenses. The terms of the Trust shall provide that

(a)	the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee;

(b)

the Trustee shall advance, within thirty (30) days of a request by Indemnitee, any and all Interim Expenses to Indemnitee (and Indemnitee hereby agrees to repay the Trust under the same circumstances for which Indemnitee would be required to repay the Company under Section 7.1);

(c)	the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above;

(d)	the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification under Section 2 and/or Section 8.3 of this Agreement; and

(e)

all unexpended funds in the Trust shall revert to the Company upon a final determination by Special Legal Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement and that, as a matter of law, no further Proceedings may be instituted against Indemnitee with respect to which Indemnitee may be entitled to indemnification under this Agreement.

The trustee (the “Trustee”) shall be a bank or trust company chosen by the Company and reasonably satisfactory to Indemnitee. Nothing in this Section 9 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

10. COOPERATION; SUBROGATION. Indemnitee shall keep the Company generally informed of, and shall consult with the Company with respect to, the status of any Proceeding for which Indemnitee is claiming indemnity under this Agreement. In addition, Indemnitee agrees to give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power regarding any Proceeding, which is or may be subject to this Agreement. In the event of any payment under this Agreement to or on behalf of Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery in Indemnitee against any Person other than the Company or Indemnitee in respect of the Proceeding giving rise to such payment. Indemnitee shall execute all papers reasonably required and shall do everything reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Company effectively to bring suit to enforce such rights.

11. CONTINUATION OF INDEMNITY. All agreements and obligations of the Company contained in this Agreement shall continue during the period Indemnitee is a Director or Officer and shall continue thereafter, even though Indemnitee may have terminated his service as a Director or Officer of the Company, so long as Indemnitee shall be subject to any threatened, pending or completed Proceeding by reason of Indemnitee’s Corporate Status.

12. RELIANCE. The Company has entered into this Agreement in order to induce Indemnitee to continue as a member of the Board, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

13. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of this Agreement’s other provisions. To the extent permitted by law, the parties waive any provision of law, which renders any such provision prohibited or unenforceable in any respect.

14. CONTRACT RIGHTS NOT EXCLUSIVE. The contract rights conferred by this Agreement are in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, the certificate of incorporation or the bylaws of the Company, or any agreement, vote of stockholders or disinterested directors, or otherwise. The rights granted in this Agreement supersede any similar right granted under any previous written agreement between the Company and Indemnitee with respect to the subject matter of this Agreement.

15. EFFECT OF CHANGES IN LAW OR CORPORATE DOCUMENTS. No changes in the law and no amendment to the certificate of incorporation or the bylaws of the Company after the date of this Agreement shall have the effect of limiting or eliminating the indemnification available under this Agreement as to any act or omission which has occurred, or capacity in which Indemnitee served, prior to such amendment. If, after the date of this Agreement, any change in any applicable law, statute, or rule expands the power of the Company to indemnify a person based on such person’s Corporate Status, Indemnitee’s rights and the Company’s obligations under this Agreement shall be expanded, without any action by Indemnitee or the Company, to include such change. If any change in any applicable law, statute, or rule narrows the right of the Company to indemnify a person based on such person’s Corporate Status, such change, except to the extent otherwise required by law, shall have no effect on this Agreement or the parties’ rights or obligations hereunder.

16. SPOUSAL INDEMNIFICATION. Subject to the same standards, limitations, obligations and conditions under which indemnification is provided to an Indemnitee under this Agreement, the Company shall indemnify a Spouse who is or is threatened to be made a Party to a Proceeding solely by reason of his or her status as Indemnitee’s spouse. A Spouse also may be entitled to advancement of Expenses to the same extent that Indemnitee is entitled to advancement of Expenses herein.

17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of Indemnitee and his/her spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representatives. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

18. MISCELLANEOUS.

(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(b)

As herein used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context would clearly not admit such construction. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not be used in construing any term or provision of this Agreement. All references herein to “section” or “paragraph” shall mean the appropriate numbered section or paragraph of this Agreement except where reference is particularly made to some other instrument or document.

(c)

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if delivered via facsimile, effective when such facsimile transmission is sent (with a confirmed receipt thereof)

or if mailed by registered or certified mail (return receipt requested), effective three (3) Business Days after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

Amedisys, Inc.

Attn: Chairman of the Board

5959 S. Sherwood Forest Blvd.

Baton Rouge, Louisiana 70816

If to Indemnitee:

(d)

Except as provided in Section 15 of this Agreement, no amendment, modification or termination of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

(e)	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

By:
[Name and Title]

[NAME], Director